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                                   EXHIBIT 23

                              ACCOUNTANT'S CONSENT

      We have issued our report dated October 30, 2003, accompanying the consolidated financial statements of Winton Financial Corporation which are incorporated within the Annual Report on Form 10-K for the year ended September 30, 2003. We hereby consent to the incorporation by reference of said report in Winton's Form S-8 (333-34177) regarding the Stock Option and Incentive Plan, Winton's Form S-8 (333-85966) regarding the 1999 Stock Option and Incentive Plan and Winton's Form S-8 (333-98843) regarding Winton's 401(k) Profit Sharing Plan.

/s/ Grant Thornton LLP

Cincinnati, Ohio

December 22, 2003